As filed with the Securities and Exchange Commission on August 21, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
94-2896096
(I.R.S. Employer Identification Number)

160 Rio Robles
San Jose, California 95134
(408) 601-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark J. Casper
Vice President, General Counsel and Secretary
Maxim Integrated Products, Inc.
160 Rio Robles
San Jose, California 95134
(408) 601-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig W. Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway, Suite 500
Redwood Shores, California 94065
(650) 802-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed maximum offering price per unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee(1)
Debt Securities
Common Stock
Preferred Stock
Warrants
Rights
Units (2)
Total:
(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

MAXIM INTEGRATED PRODUCTS, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
We may from time to time offer to sell our debt securities, common stock or preferred stock, either separately or represented by warrants or rights, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. Our Common Stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “MXIM.” The debt securities, preferred stock, warrants, rights and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours or debt or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
Our principal executive offices are located at 160 Rio Robles San Jose, California 95134. Our telephone number is (408) 601-1000.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus and the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us” and “our” are to Maxim Integrated Products, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Our internet address is www.maximintegrated.com. We make available free of charge on our website the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC. However, other than any documents expressly incorporated by reference, the information on our website is not a part of this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Maxim Integrated Products, Inc. and its subsidiaries.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 29, 2019, filed with the SEC on August 21, 2019;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 28, 2018 (only with respect to Items 10, 11, 12, 13 and 14 of Part III);

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 6, 2008;

•	The description of our Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 6, 2008; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K unless specifically provided in such Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to the Secretary, Maxim Integrated Products, Inc., 160 Rio Robles, San Jose, California 95134, telephone number (408) 601-1000.

USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.
BUSINESS
We design, develop, manufacture and market a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of customers in diverse geographical locations. The analog market is fragmented and characterized by many diverse applications, a great number of product variations and, with respect to many circuit types, relatively long product life cycles. We are a global company with a wafer manufacturing facility in the U.S., testing facilities in the Philippines and Thailand, and sales and circuit design offices around the world. We also utilize third party foundries for manufacturing of our products. The major end-markets in which our products are sold are the Automotive, Communications and Data Center, Computing, Consumer, and Industrial markets.
The analog market is fragmented and characterized by diverse applications, numerous product variations and, with respect to many circuit types, relatively long product life cycles. Our objective is to develop and market proprietary linear and mixed-signal integrated circuits that meet the increasingly stringent quality and performance standards demanded by customers.
We are a Delaware corporation originally incorporated in California in 1983. The mailing address for our headquarters is 160 Rio Robles, San Jose, California 95134, and our telephone number is (408) 601-1000. Additional information about us is available on our website at www.maximintegrated.com. The information on our website is not a part of this prospectus or incorporated by reference herein.
RISK FACTORS
Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our Annual Report on Form 10-K for the year ended June 29, 2019 filed with the SEC on August 21, 2019, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.
FORWARD-LOOKING STATEMENTS
We have made forward-looking statements in this prospectus and the documents that are incorporated by reference herein that are based on our management’s beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not rely on any forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our dependence on the cyclical demand from the end markets of our customers;

•	incorrect forecasts, reductions, cancellations or delays in orders for our products and volatility in customer demand;

•	difficulties implementing our new global execution system;

•	our inability to timely develop new products;

•	the loss of, or substantial reduction in sales to, any of our large customers;

•	interruptions to or yield problems with our manufacturing operations;

•	our dependence on subcontractors for assembly, test, freight, wafer fabrication and logistic services and certain manufacturing services;

•	failure to attract and retain qualified personnel;

•	cyber-attacks, interruptions and failures of our critical information systems;

•	warranty claims and product liability;

•	failure to adequately protect our proprietary rights;

•	the risk our products infringe the intellectual property rights of others;

•	losses related to intellectual property indemnity claims;

•
the risk of our independent distributors and sales representatives underperforming relative to our expectations, terminating their relationship with us or failing to make payments on outstanding accounts receivable to us;

•	shortage of raw materials or supply disruption of such raw materials;

•
the risk of being liable for additional production costs and lost revenues to certain customers with whom we have entered into customer supply agreements if we are unable to meet certain product quantity and quality requirements;

•	failure to enter into future vendor managed inventory arrangements or failure to supply the specific product or quantity under such arrangements;

•	the failure of our products to meet new industry standards or requirements and the costs associated with the efforts to meet such industry standards or requirements;

•	increased competition and consolidation of competitors in our market;

•	reduced growth opportunities due to extensions in lead-time for delivery of products;

•	increased tax rates and exposure to additional tax liabilities;

•	costly domestic and international laws and regulations;

•	political conditions;

•	unfavorable economic and market conditions;

•	fluctuations in our quarterly operating results may fluctuate and reductions in our common stock price;

•	volatility of our stock price;

•	material impairments of our goodwill or intangible assets;

•	limitations on ability to engage in certain transactions or other activities imposed by our debt covenants;

•	incurring substantial costs to address environmental, safety and health laws and regulations;

•	business interruptions from natural disasters;

•	the risk of experiencing a catastrophic loss for which we are self-insured;

v

•	the pursuit of acquisitions and investments that are harmful or disruptive to our business;

•	exiting certain product lines or businesses, or restructuring our operations;

•	currency fluctuations or changes in trade policies, including international trade disputes;

•	increases in employee health benefit costs; and

•	certain anti-takeover provisions in our certificate of incorporation.
The risk factors discussed under “Risk Factors” in this prospectus, any prospectus supplement, any free writing prospectus and under “Item 1A.—Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 and under similar headings in the Company’s subsequently-filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, in any applicable prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update our forward-looking statements other than as required by law.
DESCRIPTION OF SECURITIES
We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, warrants, rights or units that may be offered under this prospectus.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, Redwood Shores, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 29, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following statement sets forth the expenses of Maxim Integrated Products, Inc. (the “Registrant”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$	+

*	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.
+	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of an offering of securities.

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.
The restated certificate of incorporation and amended and restated bylaws, each as amended, of the Registrant provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.
The Registrant maintains standard policies of directors’ and officers’ liability insurance.

Item 16.	Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.(1)

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

4.2
Amendments to Restated Certificate of Incorporation of the Company (incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1997, to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 25, 1999, to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2000 and to the Company’s Current Report on Form 8-K filed on November 17, 2015).

4.3	Amended and Restated Bylaws of the Company, as amended (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended December 24, 2016).

4.4
Base Indenture, dated as of June 10, 2010 between the Company and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-167435) on June 10, 2010 and incorporated by reference herein).

5.1	Opinion of Weil, Gotshal & Manges LLP.(2)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.(2)

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see signature page).

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee, with respect to debt securities.(2)

(1)	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
(2)	Filed herewith.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.
(8) To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

x

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 21, 2019.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce Kiddoo
Bruce Kiddoo
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Maxim Integrated Products, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Tunc Doluca and Mark J. Casper, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tunc Doluca	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2019
Tunc Doluca

/s/ Bruce Kiddoo	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	August 21, 2019
Bruce Kiddoo

/s/ William P. Sullivan	Director and Chairman of the Board	August 21, 2019
William P. Sullivan

/s/ Tracy C. Accardi	Director	August 21, 2019
Tracy C. Accardi

/s/ James R. Bergman	Director	August 21, 2019
James R. Bergman

/s/ Joseph R. Bronson	Director	August 21, 2019
Joseph R. Bronson

	Director	August 21, 2019
Robert E. Grady

/s/ William D. Watkins	Director	August 21, 2019
William D. Watkins

/s/ MaryAnn Wright	Director	August 21, 2019
MaryAnn Wright